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                                                                      EXHIBIT 99

                               AMENDMENT NO. 1 TO
                               PURCHASE AGREEMENT

     This Amendment No. 1 ("AMENDMENT") to the Purchase Agreement (the "PURCHASE AGREEMENT") by and among Alkermes, Inc., a Pennsylvania Corporation (the "COMPANY") and the several Initial Purchasers named in Schedule A thereto (the "INITIAL PURCHASERS") is entered into as of the 30th day of March, 2000 by and between the Company and FleetBoston Robertson Stephens Inc. as representative of the several Initial Purchasers.

     WHEREAS, the Company and the Initial Purchasers are parties to the existing Purchase Agreement;

     WHEREAS, the Company and the Initial Purchasers wish to extend the period of time which the Initial Purchasers have to exercise the option to purchase the Option Securities from 45 days from the date of the Purchase Agreement to 60 days from the date of the Purchase Agreement; and

     WHEREAS, the Company and the Initial Purchasers desire to amend the Purchase Agreement in accordance with Section 15 thereof as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties mutually agree as follows:

     1. That the second sentence of Section 2(b) of the Purchase Agreement be deleted and replaced in its entirety with the following:

               "The option granted hereunder may be exercised at any time upon notice by the Initial Purchasers to the Company which notice may be given at any time within 60 days from the date of this Agreement."

     2. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

     3. All other terms and provisions of the Purchase Agreement shall remain in full force and effect in accordance with the terms thereof.

     4. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. For purposes of executing this Amendment, (a) a document signed and transmitted by facsimile machine or telecopier shall be treated as a

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          original document; (b) the signature of any party on such document shall be considered an original signature; (c) the document transmitted (or the document of which the page containing the signature or signature of one or more parties is transmitted) shall have the same effect as a counterpart thereof containing original signatures.

     5. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  [Remainder of Page Left Intentionally Blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 to the PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof:

                                             COMPANY:

                                             ALKERMES, INC.

                                             By: /s/ James Frates
                                                -------------------------------
                                                 Name:  James Frates
                                                 Title:  Vice President and
                                                 Chief Financial Officer

AGREED AND ACCEPTED as of
the date first above written.

FLEETBOSTON ROBERTSON STEPHENS INC.
ADAMS, HARKNESS & HILL, INC.
ING BARINGS LLC
J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
SG COWEN SECURITIES CORPORATION
U.S. BANCORP PIPER JAFFRAY INC.

BY:  FLEETBOSTON ROBERTSON STEPHENS INC.

           By:/s/ Brendan Dyson
              ------------------
              Authorized Signatory